                                                                    EXHIBIT 99.1

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN

                                FINANCIAL REPORT

                                DECEMBER 31, 2005

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm                      1

Statements of Net Assets Available for Benefits                              2

Statement of Changes in Net Assets Available for Benefits                    3

Notes to Financial Statements                                              4 - 7
--------------------------------------------------------------------------------
Schedule of Assets (Held at End of Year)                                     8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Home Properties, Inc. 401(k)
Administrative Committee and Participants
of the Home Properties Retirement Savings Plan

We have audited the accompanying statements of net assets available for benefits of Home Properties Retirement Savings Plan as of December 31, 2005 and 2004, and
the related  statement of changes in net assets  available  for benefits for the year ended December 31, 2005. These financial  statements are the responsibility of the Plan's  management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted  our audits in  accordance  with  auditing  standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain  reasonable  assurance about whether the financial  statements  are free of  material  misstatement.  An  audit  includes examining,  on a test basis,  evidence supporting the amounts and disclosures in the  financial  statements.  An audit also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management,  as well as evaluating the overall  financial  statement  presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the net assets available for benefits of Home Properties
Retirement Savings Plan as of December 31, 2005 and 2004, and the changes in net assets  available  for  benefits  for the  year  ended  December  31,  2005,  in conformity with U.S. generally accepted accounting principles.

Our  audits  were  made for the  purpose  of  forming  an  opinion  on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) as of  December  31,  2005,  is  presented  for the  purpose  of additional  analysis  and  is  not  a  required  part  of  the  basic  financial statements,  but is  supplementary  information  required  by the United  States
Department of Labor's Rules and Regulations  for Reporting and Disclosure  under the Employee  Retirement Income Security Act of 1974. The supplemental  schedule is the  responsibility of the Plan's management.  The supplemental  schedule has been  subjected  to the auditing  procedures  applied in the audits of the basic financial  statements  and, in our  opinion,  is fairly  stated in all  material respects in relation to the basic financial statements taken as a whole.

Respectfully Submitted,

/s/ Insero & Company CPAs, P.C.

Insero & Company CPAs, P.C.
Certified Public Accountants

Rochester, New York
May 18, 2006

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 2005 AND 2004

ASSETS                                     2005            2004
                                           ----            ----
Investments at Fair Value
     Money Market Funds             $   183,996     $   121,608
     Common Stock                     2,319,358       2,196,913
     Mutual Funds                    13,802,320      10,986,538
     Common/Collective Trust          3,275,623       2,769,882
     Participant Notes                  705,821         590,805
                                    -----------     -----------
Total Investments at Fair Value      20,287,118      16,665,746

Employer Contributions Receivable        25,249         759,731
                                    -----------     -----------
Total Assets                         20,312,367      17,425,477
                                    -----------     -----------
LIABILITIES

Excess Contributions Payable            111,421          22,456
                                    -----------     -----------

Net Assets Available for Benefits   $20,200,946     $17,403,021
                                    ===========     ===========

See Notes to Financial Statements.

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 2005

Additions to Net Assets Attributed to:
Investment Income
     Interest and Dividends                              $   503,526
     Net Appreciation in Fair Value of Investments           575,673
                                                         -----------

Total Investment Income                                    1,079,199
                                                         -----------

Contributions
     Employer                                                946,094
     Participant                                           2,065,402
     Rollover                                                354,975
                                                         -----------

Total Contributions                                        3,366,471
                                                         -----------

Total Additions                                            4,445,670
                                                         -----------

Deductions from Net Assets Attributed to:
     Benefits Paid to Participants                         1,647,745
                                                         -----------

Net Increase                                               2,797,925

Net Assets Available for Benefits - Beginning             17,403,021
                                                         -----------

Net Assets Available for Benefits - Ending               $20,200,946
                                                         ===========

See Notes to Financial Statements.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Note 1 Description of Plan

     The following  description of the Home Properties  Retirement  Savings Plan
     (the Plan) is provided for general information purposes only.  Participants should  refer  to the  Plan  document,  as  amended,  for a  more  complete description of the Plan's provisions.

     General

     The Plan is a defined  contribution  plan  covering  all  employees of Home
     Properties,  Inc.  (the  Company)  who have  attained  age 21.  The Plan is subject to the provisions of the Employee Retirement Income Security Act of
     1974 (ERISA).

     Five Star Bank acts as the Trustee of the Plan.  Fidelity Investment serves as the  custodian  and Burke Group serves as the third party  administrator for the Plan.

     Contributions

     Each year,  participants  may  contribute up to 50 percent of pretax annual compensation and separate  elective  deferrals out of any bonus, up to 100%
     of each bonus,  subject to statutory  limitations,  as defined in the Plan.
     Participants may also contribute  amounts  representing  distributions from other qualified defined benefit or defined contribution plans. Participants direct  the  investment  of their  contributions  into  various  investment
     options   offered   by  the   Plan.   The   Company   contributes   75%  of
     salary-reduction  contributions  up  to a  maximum  of  3%  of  participant compensation.  Additional  profit sharing amounts may be contributed at the option of the Company's  board of directors.  Contributions  are subject to certain limitations.

     Participant Accounts

     A  separate  account  is  maintained  for  each of the  participants.  Each
     participant's   account  is  credited  with  an  allocation   of:  (1)  the
     participant's contributions,  (2) the Company's contributions, and (3) Plan
     earnings.   Allocations  are  based  on  participant  earnings  or  account balances,  as  defined  in the  Plan  document.  The  benefit  to  which  a participant  is  entitled  is the  benefit  that can be  provided  from the participant's vested account.

     Vesting

     Participants  are  immediately  vested in their  contributions  plus actual
     earnings   thereon.   The  Plan   provides  for  vesting  in  the  employer
     contribution  account of 25% after one year, 50% after two years, 75% after three  years,  and 100% after four years of service.  Prior to September 1,
     2005, the Plan provided vesting of 20% after one year, 40% after two years,
     60% after three years,  80% after four years,  and 100% after five years of service.

     Participant Loans

     Participants  may  borrow  from  their  accounts  a minimum  of $1,000 to a maximum  equal to the  lessor of  $50,000  or 50% of their  vested  account balance.  Loan  terms  range  from one to five  years,  or  longer  for the purchase  of a  primary  residence.  The loans  are  collateralized  by the balance in the  participant's  account and bear  interest at the prime rate plus one percent  (1%) in effect on the first day of the month in which the loan is made.  Interest  rates  range from 5.00% to 10.50% and will  mature between  January  2006 and March 2016 for the  current  outstanding  notes.
     Principal  and  interest is paid  ratably  through  weekly or  semi-monthly payroll deductions.

Note 1 Description of Plan - Continued

     Payment of Benefits

     The Plan provides for normal  retirement  benefits upon reaching age 65 and has  provisions  for early  retirement,  disability,  death,  hardship  and termination  benefits  for those  participants  who are eligible to receive such benefits.

     Upon termination of service,  a participant may elect to receive a lump sum amount equal to the value of his or her account.

     Forfeitures

     In accordance  with the Plan document,  forfeitures of non-vested  employer contributions are used to reduce future employer  contributions then to pay plan expenses. At December 31, 2005 and 2004, forfeited non-vested accounts totaled approximately $24,000 and $84,000, respectively.

     Administrative Expenses

     The Plan allows for payment of administrative expenses by the Company.

Note 2 Significant Accounting Policies

     Basis of Accounting

     The  accompanying  financial  statements  have been prepared on the accrual basis of accounting.

     Plan Estimates

     The  preparation  of financial  statements  in conformity  with  accounting principles  generally  accepted  in the United  States of America  requires management  to make  estimates  and  assumptions  that affect the  reported amounts of net assets  available for benefits and changes  therein.  Actual results could differ from those estimates.

     Investment Valuation and Income Recognition

     The Plan's investments are stated at fair value. Investment in common stock is  reported  at fair  value  based on  quoted  market  prices.  Shares  of registered  investment  companies  are  reported at fair value based on the quoted  market  price of the fund which  represents  the net asset value of shares held by the fund at  year-end.  Shares  held in a  common/collective trust fund are  reported at fair value  based on the unit prices  quoted by the  fund,  representing  the  fair  value  of the  underlying  investment.
     Participant notes are valued at cost which approximates fair value.

     Purchases and sales of securities are recorded on a settlement-date  basis.
     Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Note 2 Significant Accounting Policies - Continued

     Investment Valuation and Income Recognition - Continued

     The Plan provides for investments which, in general, are exposed to various risks,  such as interest  rate,  credit and market  volatility.  Due to the level  of  risk  associated  with  certain  investment  securities,  it  is reasonably  possible  that changes in the values of  investment  securities will occur in the near term and such changes  could  materially  affect the amounts reported in the statements of net assets available for benefits and the statement of changes in net assets available for benefits.

     Payment of Benefits

     Benefits are recorded when paid.

Note 3 Investments

     The following presents  investments that represent 5 percent or more of the
     Plan's net assets:

                                                           December 31,
                                                  ----------------------------

                                                          2005            2004
                                                          ----            ----

    Vanguard Lifestrategy Moderate Growth         $  3,428,110             N/A
    Federated Capital Preservation Fund           $  3,275,623     $ 2,769,882
    Vanguard Index Trust S&P 500 Portfolio        $  2,997,891     $ 2,548,620
    Vanguard Lifestrategy Growth Portfolio        $  2,923,628             N/A
    Home Properties, Inc.                         $  2,319,358     $ 2,196,913
    Vanguard Small Capital Index Fund             $  1,881,132     $ 1,466,656
    Vanguard Lifestrategy Conservative Growth     $  1,877,661             N/A
    Exeter Pro-Blend Moderate Term                         N/A     $ 1,535,149
    Exeter Pro-Blend Extended Term                         N/A     $ 2,730,818
    Exeter Pro-Blend Maximum Term                          N/A     $ 2,344,069

During 2005, the Plan's investments  (including  investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

    Common Stock                                                     $(120,618)
    Mutual Funds                                                       696,291
                                                                     ---------
                                                                     $ 575,673
                                                                     =========

Note 4 Party-In-Interest Transactions

     Certain Plan  investments  are shares of common  stock of Home  Properties,
     Inc.,  the  Plan  Sponsor.   Therefore,  this  investment  qualifies  as  a
     party-in-interest.  Certain Plan investments are shares of mutual funds and are  managed  by  Fidelity.  Fidelity  is the  custodian  of the Plan  and, therefore,  these transactions qualify as  party-in-interest  transactions.
     Participant loans are also party-in-interest transactions.

Note 5 Plan Termination

     Although the Company has not expressed any intent to do so, the Company has the right under the Plan to  discontinue  contributions  at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts and all of the Plan assets would be distributed to participants.

Note 6 Tax Status

     The Plan adopted a prototype plan document  sponsored by Harter,  Secrest &
     Emery,  LLP. The  prototype  plan has  received an opinion  letter from the
     Internal  Revenue  Service,  dated  November 19, 2001,  as to the prototype plan's  qualified  status.  The Plan has been amended  since  receiving the determination  letter.  However,  the plan administrator  believes that the
     Plan is  currently  designed  and being  operated  in  compliance  with the applicable  requirements of the Internal Revenue Code.  Management believes that the Plan is qualified  and the related  trust is  tax-exempt as of the financial statement date.

                                 HOME PROPERTIES
                             RETIREMENT SAVINGS PLAN
                               ROCHESTER, NEW YORK

                    SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                DECEMBER 31, 2005

       Identity of Issue/                                            Current
    Description of Investment                                          Value
    -------------------------                                          -----

     Money Market Funds
         *Fidelity Cash Reserve Fund                             $   147,351
         *Spartan Money Market Fund                                   36,645
                                                                 -----------
     Total Interest in Money Market Funds                            183,996
                                                                 -----------
     Common Stock
        *Home Properties, Inc.                                     2,319,358
                                                                 -----------
     Mutual Funds
         Vanguard Lifestrategy Moderate Growth                     3,428,110
         Vanguard Index Trust S&P 500 Portfolio                    2,997,891
         Vanguard Lifestrategy Growth Portfolio                    2,923,628
         Vanguard Small Capital Index Fund                         1,881,132
         Vanguard Lifestrategy Conservative Growth                 1,877,661
         Vanguard Bond Index Total Market Fund                       556,721
         Vanguard Total International Stock Index Fund                48,194
         Dreyfus-Midcap Index Fund                                    36,095
         Dimensional Advisor US Small Capital Value Portfolio         24,932
         Vanguard Index Trust Small Capital Growth                    20,081
         Dimensional Advisor US Large Capital Value Portfolio          4,252
         Vanguard Growth Index                                         2,920
         Vanguard Lifestrategy Income Portfolio                          703
                                                                 -----------
     Total Interest in Mutual Funds                               13,802,320
                                                                 -----------
     Common/Collective Trust
         Federated Capital Preservation Fund                       3,275,623
                                                                 -----------
     Participant Loans
        *Participant Notes                                           705,821
                                                                 -----------
                                                                 $20,287,118
                                                                 ===========
*Denotes Party-in-Interest